                                                                       Exhibit 3


                       VOTING AND EXCHANGE TRUST AGREEMENT

                  AGREEMENT dated as of April 5, 2000, among Amdocs Limited, a corporation existing under the laws of Guernsey ("Amdocs"), Amdocs (Denmark) ApS., a corporation existing under the laws of Denmark ("Parentco"), Amdocs Holdings ULC, an unlimited liability company formed under the laws of Nova Scotia ("Holdco"), Solect Technology Group Inc., a corporation existing under the laws of New Brunswick (the "Company") and The Trust Company of Bank of Montreal, a trust company existing under the laws of Canada (the "Trustee").

                  WHEREAS, pursuant to a Combination Agreement dated as of February 28, 2000 (such agreement, as it may be amended or restated, is hereinafter referred to as the "Combination Agreement"), among Amdocs, Parentco, Holdco and the Company, such parties agreed that on the Effective Date (as defined in the Combination Agreement), they would execute and deliver a Voting and Exchange Trust Agreement substantially in the form of Exhibit 6.2(b)(ii) thereto together with such other terms and conditions as may be agreed to by such parties acting reasonably;

                  WHEREAS, pursuant to the share restructuring plan (the "Share Restructuring") effected by articles of amendment (the "Articles of Amendment") giving effect to the share restructuring plan (the "Share Restructuring Plan") filed pursuant to the New Brunswick Business Corporations Act, as amended, each issued and outstanding common share of the Company (a "Company Common Share") was exchanged for .57281 issued and outstanding Exchangeable Non-Voting Shares of the Company (the "Exchangeable Shares"), and thereafter, the Company's sole issued and outstanding Class A Preferred Share was exchanged by the holder thereof for one issued and outstanding Company Common Share;

                  WHEREAS, the above-mentioned Articles of Amendment set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares; and

                  WHEREAS, Amdocs is to provide voting rights in Amdocs to each holder (other than Amdocs, its subsidiaries and Affiliates) from time to time of Exchangeable Shares, such voting rights attaching to each Exchangeable Share to be equivalent to the voting rights attaching to each ordinary voting share of Amdocs share capital (collectively, "Amdocs Ordinary Shares");

                  WHEREAS, Holdco is to grant to and in favor of the holders (other than Amdocs, its subsidiaries and Affiliates) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Holdco to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

                  WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Amdocs shall be exercisable by holders (other than Amdocs, its subsidiaries and Affiliates) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one Special Voting Share, L0.01 par value (the "Amdocs Special Voting Share"), of Amdocs to which voting rights attach for the benefit of the holders of Exchangeable Shares of the Company and whereby the rights to require Holdco to purchase Exchangeable Shares from the holders thereof (other than Amdocs, its subsidiaries and Affiliates) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders; and

                  WHEREAS, these recitals and any statements of fact in this Agreement are made by the other parties hereto and not by the Trustee;

                  NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

                  In this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

                  "AMDOCS ORDINARY SHARES" has the meaning ascribed thereto in the recitals hereto.

                  "AMDOCS CONSENT" has the meaning ascribed thereto in Section
4.2 hereof.

                  "AMDOCS MEETING" has the meaning ascribed thereto in Section
4.2 hereof.

                  "AMDOCS SPECIAL VOTING SHARE" has the meaning ascribed thereto in the recitals hereto.

                  "AMDOCS SUCCESSOR" has the meaning ascribed thereto in Section 11.1(a) hereof.

                  "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Holdco to effect the automatic exchange of Amdocs Ordinary Shares for Exchangeable Shares pursuant to Section 5.12 hereof.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means a day other than a Saturday, a Sunday or a statutory holiday in Toronto, Ontario or New York, New York.

                  "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

                  "COMPANY COMMON SHARES" has the meaning ascribed thereto in the recitals hereto.

                  "COURT" means the Court of Queen's Bench of New Brunswick.

                  "CURRENT MARKET PRICE" means, in respect of an Amdocs Ordinary Share on any date, the Canadian Dollar Equivalent of the average closing price (computed and rounded to the third decimal point) of Amdocs Ordinary Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange, or, if Amdocs Ordinary Shares are not then listed on the New York Stock Exchange, on such other stock exchange or automated quotation system on which Amdocs Ordinary Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Amdocs Ordinary Shares during such period does not create a market which reflects the fair market value of an Amdocs Ordinary Share, then the Current Market Price of an Amdocs Ordinary Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

                  "EXCHANGE RIGHT" has the meaning ascribed thereto in Section
5.1 hereof.

                  "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

                  "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

                  "HOLDER VOTES" has the meaning ascribed thereto in Section 4.2 hereof.

                  "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Amdocs and its Affiliates.

                  "INSOLVENCY EVENT" means the institution by the Company of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Company to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Company to contest in good faith any such proceedings commenced in respect of the Company within 30 days of becoming aware thereof, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, or the making by the Company of a general assignment for the benefit of creditors, or the admission in writing by the Company of its inability to pay its debts generally as they become due, or the Company not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

                  "ITA" means the Income Tax Act (Canada), as amended.

                  "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in
Section 1.1 of the Share Restructuring Plan.

                  "LIQUIDATION EVENT" has the meaning ascribed thereto in
Section 5.12(b) hereof.

                  "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in Section 5.12(c) hereof.

                  "LIST" has the meaning ascribed thereto in Section 4.6 hereof.

                  "NBBCA" means the New Brunswick Business Corporations Act, as amended.

                  "OFFICER'S CERTIFICATE" means, with respect to Amdocs or the Company, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of Amdocs or the Company, as the case may be.

                  "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative or legal entity.

                  "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in
Section 1.1 of the Exchangeable Share Provisions.

                  "RETRACTED SHARES" has the meaning ascribed thereto in Section
5.7 hereof.

                  "RETRACTION CALL RIGHT" has the meaning ascribed thereto in
Section 6.1 of the Exchangeable Share Provisions.

                  "SHARE RESTRUCTURING" has the meaning ascribed thereto in the recitals hereto.

                  "SHARE RESTRUCTURING PLAN" has the meaning ascribed thereto in the recitals hereto.

                  "SUPPORT AGREEMENT" means that certain Support Agreement dated as of the date hereof among the Company, Amdocs, Parentco and Holdco.

                  "TRUST" means the trust created by this agreement.

                  "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

                  "TRUSTEE" means The Trust Company of Bank of Montreal and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

                  "VOTING RIGHTS" means the voting rights attached to the Voting Share.

                  "VOTING SHARE" means the one Amdocs Special Voting Share issued by Amdocs to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Amdocs Ordinary Shares equal to the number of Exchangeable Shares outstanding from time to time other than Exchangeable Shares held by Amdocs, its direct or indirect subsidiaries and its Affiliates.

1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

                  The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3      NUMBER, GENDER, ETC.

                  Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4      DATE FOR ANY ACTION

                  If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

2.1      ESTABLISHMENT OF TRUST

                  The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, and any money or other property comprising the Trust Estate, in each case as trustee for and on behalf of the Holders as provided in this Agreement.

                                    ARTICLE 3
                                  VOTING SHARE

3.1      ISSUE AND OWNERSHIP OF THE VOTING SHARE

                  Amdocs hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Amdocs hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Amdocs to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

         (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

3.2      LEGENDED SHARE CERTIFICATES

                  The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

3.3      SAFE KEEPING OF CERTIFICATE

                  The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1      VOTING RIGHTS

                  The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Amdocs at an Amdocs Meeting or in connection with an Amdocs Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which an Amdocs Consent is sought or an Amdocs Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2      NUMBER OF VOTES

                  With respect to all meetings of shareholders of Amdocs at which holders of Amdocs Ordinary Shares are entitled to vote (an "Amdocs Meeting") and with respect to all written consents sought by Amdocs from its shareholders including the holders of shares of Amdocs Ordinary Shares (an "Amdocs Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Holder on the record date established by Amdocs or by applicable law for such Amdocs Meeting or Amdocs Consent, as the case may be (the "Holder Votes") in respect of each matter, question, proposal or proposition to be voted on at such Amdocs Meeting or to be consented to in connection with such Amdocs Consent.

4.3      MAILINGS TO SHAREHOLDERS

                  With respect to each Amdocs Meeting and Amdocs Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Amdocs utilizes in communications to holders of Amdocs Ordinary Shares) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Amdocs to its shareholders:

         (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to shareholders of Amdocs;

         (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Amdocs Meeting or Amdocs Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such Amdocs Meeting and to exercise personally the Holder Votes thereat;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of Amdocs to exercise such Holder Votes;

         (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

         (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

         (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of an Amdocs Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by Amdocs to the Trustee, but shall be subject to review and comment by the Trustee. For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Amdocs Meeting or Amdocs Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Amdocs or by applicable law for purposes of determining shareholders entitled to vote at such Amdocs Meeting or to give written consent in connection with such Amdocs Consent. Amdocs will notify the Trustee in writing of any decision of the Board of Directors of Amdocs with respect to the calling of any such Amdocs Meeting or the seeking of any such Amdocs Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4      COPIES OF SHAREHOLDER INFORMATION

                  Amdocs will deliver to the Trustee copies of all proxy materials, (including notices of Amdocs Meetings but excluding proxies to vote Amdocs Ordinary Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Amdocs Ordinary Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Amdocs Ordinary Shares. The Trustee will mail or otherwise send to each Holder, at the expense of Amdocs, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Amdocs) received by the Trustee from Amdocs at the same time as such materials are first sent to holders of Amdocs Ordinary Shares. The Trustee will also make available for inspection by any Holder at the Trustee's principal office in the city of Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

         (a) received by the Trustee as the registered holder of the Voting Share and made available by Amdocs generally to the holders of Amdocs Ordinary Shares; or

         (b) specifically directed by Amdocs to the Holders or to the Trustee for the benefit of the Holders.

4.5      OTHER MATERIALS

                  Immediately after receipt by Amdocs or any shareholder of Amdocs of any material sent or given generally to the holders of Amdocs Ordinary Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Amdocs shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Amdocs, copies of all such materials received by the Trustee from Amdocs. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the city of Toronto, Ontario.

4.6      LIST OF PERSONS ENTITLED TO VOTE

                  The Company shall, (a) prior to each annual, general and special Amdocs Meeting or the seeking of any Amdocs Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an Amdocs Meeting or an Amdocs Consent, at the close of business on the record date established by Amdocs or pursuant to applicable law for determining the holders of Amdocs Ordinary Shares entitled to receive notice of and/or to vote at such Amdocs Meeting or to give consent in connection with such Amdocs Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Company of such request or after the record date for such meeting or seeking of consent, as the case may be, is set and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Amdocs agrees to give the Company written notice (with a copy to the Trustee) of the calling of any Amdocs Meeting or the seeking of any Amdocs Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Company to perform its obligations under this Section 4.6.

4.7      ENTITLEMENT TO DIRECT VOTES

                  Any Holder named in a List prepared in connection with any Amdocs Meeting or any Amdocs Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8      VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT A
         MEETING

         (a) In connection with each Amdocs Meeting and Amdocs Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section
                  4.3 hereof.

         (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Amdocs Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9      DISTRIBUTION OF WRITTEN MATERIALS

                  Any written materials distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Amdocs utilizes in communications to holders of Amdocs Ordinary Shares) to each Holder at its address as shown on the books of the Company. The Company shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

         (a)      a current List; and

         (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10     TERMINATION OF VOTING RIGHTS

                  The rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Amdocs or Holdco, as the case may be, and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Amdocs Ordinary Shares, as specified in Article 5 hereof (unless, in either case,

Holdco shall not have delivered the requisite Amdocs Ordinary Shares issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Company pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Holdco (or Amdocs or Parentco) pursuant to the exercise by such person of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                    ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1      GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

                  Holdco hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Holdco to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holder and (b) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Holdco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Holdco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

         (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2      LEGENDED SHARE CERTIFICATES

                  The Company will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

         (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

         (b)      the Automatic Exchange Rights.

5.3      GENERAL EXERCISE OF EXCHANGE RIGHTS

                  The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this
Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4      PURCHASE PRICE

                  The purchase price payable by Holdco for each Exchangeable Share to be purchased by Holdco under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of an Amdocs Ordinary Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such additional amount equivalent to the declared and unpaid dividends). In connection with each exercise of the Exchange Right, Holdco will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Amdocs issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, one Amdocs Ordinary Share and a check for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to Section 5.13).

5.5      EXERCISE INSTRUCTIONS

                  Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Company. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by mail, at its principal office in Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Holdco to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of the Company and such additional documents and instruments as the Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Holdco to purchase from the Holder the number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Holdco free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Amdocs Ordinary Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Company, Amdocs and Holdco of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Holdco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued by Amdocs to the holder at the expense of the Company.

5.6      DELIVERY OF AMDOCS ORDINARY SHARES; EFFECT OF EXERCISE

                  Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires Holdco to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated in Section 5.8 hereof or evidence thereof)), duly endorsed in blank, the Trustee shall notify Holdco, Amdocs and the Company of its receipt of the same, which notice to Holdco, Amdocs and the Company shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Holdco shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the certificates for the number of Amdocs Ordinary Shares issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, and checks for the balance, if any, of the total purchase price therefor without interest, but less any amounts withheld pursuant to Section 5.13 hereof; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Company, Amdocs and Holdco of the payment of) the taxes (if any) payable as contemplated by
Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Holdco, Amdocs and the Company of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to Holdco all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Amdocs Ordinary Shares (together with a check for the balance, if any, of the total purchase price therefor without interest) is not allotted and delivered by Holdco to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Amdocs Ordinary Shares are so allotted and delivered by Holdco and any such check is so delivered and paid. Upon delivery by Holdco to the Trustee of such Amdocs Ordinary Shares, the Trustee shall deliver such Amdocs Ordinary Shares to such Holder (or to such other persons, if any, properly designated by such Holder). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Amdocs Ordinary Shares delivered to it pursuant to the Exchange Right.

5.7      EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

                  In the event that a Holder has exercised its right under
Article 6 of the Exchangeable Share Provisions to require the Company to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Company pursuant to Section 6.7 of the Exchangeable Share Provisions that the Company will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, provided that Holdco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to the Company pursuant to Section
6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which the Company is unable to redeem. In any such event, the Company hereby agrees with the Trustee and in favor of the Holder immediately to notify the Trustee of such prohibition against the Company redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Company or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Company is not permitted to redeem and will require Holdco to purchase such shares in accordance with the provisions of this
Article 5.

5.8      STAMP OR OTHER TRANSFER TAXES

                  Upon any sale of Exchangeable Shares to Holdco pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Amdocs Ordinary Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder
(a) shall pay (and neither Holdco, Amdocs, the Company nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall have established to the satisfaction of the Trustee, Amdocs, Holdco and the Company that such taxes, if any, have been paid.

5.9      NOTICE OF INSOLVENCY EVENT

                  Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, the Company and Amdocs shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Company and Amdocs or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of Amdocs, a notice of such Insolvency Event in the form provided by Amdocs, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10     QUALIFICATION OF AMDOCS ORDINARY SHARES

                  Amdocs covenants that if any Amdocs Ordinary Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement (collectively, the "Applicable Laws") before such shares may be delivered by Holdco to the initial Holder thereof, Amdocs will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such shares of Amdocs Ordinary Shares to be and remain duly registered, qualified or approved. Amdocs will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable, pursuant to the terms of the Combination Agreement to cause all shares of Amdocs Ordinary Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares have been listed by Amdocs and remain listed, quoted or posted for trading at such time.

5.11     RESERVATION OF AMDOCS ORDINARY SHARES

                  Amdocs hereby represents, warrants and covenants for the benefit of the holders of the Exchangeable Shares that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Amdocs Ordinary Shares (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company and Holdco to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which Amdocs or Holdco may now or hereafter be required to issue or deliver Amdocs Ordinary Shares to Holders.

5.12     AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT

         (a) Amdocs will give the Trustee written notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the Board of Directors of Amdocs to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Amdocs or to effect any other distribution of assets of Amdocs among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) as soon as practicable following the earlier of (A) receipt by Amdocs of notice of, and (B) Amdocs otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Amdocs or to effect any other distribution of assets of Amdocs among its shareholders for the purpose of winding up its affairs, in each case where Amdocs has failed to contest in good faith any such proceeding within 30 days of becoming aware thereof.

         (b) As soon as practicable following receipt by the Trustee from Amdocs of notice of any event (a "Liquidation Event") contemplated by Section 5.12(a)(i) or 5.12(a)(ii) above, the Trustee will give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Amdocs Ordinary Shares provided for in
                  Section 5.12(c) below.

         (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Amdocs Ordinary Shares in the distribution of assets of Amdocs in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for

                  Amdocs Ordinary Shares. To effect such automatic exchange, Holdco shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of an Amdocs Ordinary Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Holdco issuing to the Holder one Amdocs Ordinary Share, plus (b) to the extent not paid by the Company, an additional amount equivalent to the full amount of all dividends declared and unpaid on each such Exchangeable Share and all dividends declared on Amdocs Ordinary Shares that have not been declared on such Exchangeable Shares in accordance with Section 3.1 of the Exchangeable Share Provisions (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amounts equivalent to such declared and unpaid dividends). In connection with such automatic exchange, Holdco will provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

         (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Amdocs Ordinary Shares shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to Holdco all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Holdco shall deliver to the Holder the Amdocs Ordinary Shares issuable upon the automatic exchange of Exchangeable Shares for Amdocs Ordinary Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Holder a check for the balance, if any, of the total purchase price for such Exchangeable Shares without interest, but less any amounts withheld pursuant to Section 5.13 hereof. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Amdocs Ordinary Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for Amdocs Ordinary Shares and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Holdco pursuant to such automatic exchange shall thereafter be deemed to represent the Amdocs Ordinary Shares delivered to the Holder by Holdco pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Amdocs Ordinary Shares, duly endorsed in blank and accompanied by such instruments of transfer as Amdocs and Holdco may reasonably require, Holdco shall deliver or cause to be delivered to the Holder certificates representing the Amdocs Ordinary Shares of which the Holder is the holder.

5.13     WITHHOLDING RIGHTS

                  Prior to the exchange or disposition of any Exchangeable Shares in accordance with this Article, each Holder shall deliver to the purchaser, at or before such time:

         (a) a certificate confirming that such Holder is a resident of Canada for the purposes of the ITA; or

         (b) in the case of a Holder who is a non-resident of Canada for the purposes of the ITA: (i) a certificate satisfactory to the purchaser acting reasonably, issued pursuant to subsection 116(2) or 116(4) of the ITA, with respect to the Exchangeable Shares, and having, in the case of a certificate under subsection 116(2) as the "certificate limit", as defined in subsection 116(2) of the ITA, an amount no less than the cost to the purchaser of the Exchangeable Shares, as the case may be; and (ii) if applicable, a certificate reasonably satisfactory to the purchaser issued pursuant to Section 1098 of the Taxation Act (Quebec) or any other analogous certificate required by any other provincial taxing authority.

                  In the case of a Holder who is a partnership, the Holder shall also provide a certificate confirming the name and address of each member thereof and the percentage of partnership interest held by each member (which partners and percentages are clearly contemplated in the applicable certificate).

                  In the event that a Holder fails to deliver the requisite certificates described above at or before the exchange or disposition of such shares, the purchaser of the Exchangeable Shares shall be entitled to deduct and withhold from any consideration otherwise payable to any Holder such amounts as the purchaser is required or permitted to deduct and withhold with respect to such payment under the ITA or any provision of provincial or governmental tax law, in each case, as amended or succeeded, provided that such withheld amount shall not be remitted prior to two business days prior to the date such amount is required by law to be remitted (the "Remittance Date") and where such certificate is delivered prior to such Remittance Date, such withheld amount shall be released. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the purchaser, as agent of such Holder, is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the purchaser to enable it to comply with such deduction or withholding requirement and the purchaser shall notify the Holder thereof and remit to such Holder any unapplied balance of the net proceeds of such sale. If the proceeds of such sale are insufficient to fund the required withholding, the Holder shall forthwith pay to the purchaser or remit to the applicable taxing authority the deficiency. The Holder shall bear all reasonable costs and expense associated with such sale by purchaser pursuant to the two immediately preceding sentences.

5.14     OTHER

                  At the option of Amdocs, the Exchange Right and the Automatic Exchange Rights may be satisfied by Amdocs or Parentco.

                                    ARTICLE 6
        RESTRICTIONS ON ISSUE OF ADDITIONAL AMDOCS SPECIAL VOTING SHARES

6.1      ISSUE OF ADDITIONAL SHARES


                  During the term of this Agreement, Amdocs will not, without the consent of the Holders, given in accordance with Section 10.2 of the Exchangeable Share Provisions, issue any Amdocs Special Voting Shares in addition to the Voting Share.

                                    ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1      POWERS AND DUTIES OF THE TRUSTEE

                  The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include, without limitation:

         (a) receipt and deposit of the Voting Share from Amdocs as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

         (b) granting proxies and distributing materials to Holders as provided in this Agreement;

         (c) voting the Holder Votes in accordance with the provisions of this Agreement;

         (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Holdco as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

         (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the Amdocs Ordinary Shares and checks, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (f)      holding title to the Trust Estate;

         (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

         (h) taking action on its own initiative or at the direction of a Holder or Holders to enforce the obligations hereunder of each other party hereto; and

         (i) taking such other actions and doing such other things as are specifically provided in this Agreement.


                  In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons.

                  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

7.2      NO CONFLICT OF INTEREST

                  The Trustee represents to each other party hereto that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the for an order that the Trustee be replaced as trustee hereunder.

7.3      DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

                  The Company and Amdocs irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and the Amdocs Ordinary Shares; and

         (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of the Amdocs Ordinary Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

                  The Company and Amdocs shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Amdocs covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to
Article 5 hereof.

7.4      BOOKS AND RECORDS

                  The Trustee shall keep available for inspection by Amdocs, Parentco, Holdco and the Company, at the Trustee's principal office in Toronto, Ontario correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before June 30, 2000, and on or before June 30 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Amdocs and the Company a brief report, dated as of the preceding March 31, with respect to:

         (a) the property and funds comprising the Trust Estate as of that date;

         (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the delivery by Amdocs, Parentco or Holdco of Amdocs Ordinary Shares in connection with the Exchange Right, during the calendar year ended on such date; and

         (c) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5      INCOME TAX RETURN AND REPORTS

                  The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, Amdocs shall retain such experts for purposes of providing such advice and assistance.

7.6      INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

                  The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to
Article 4 hereof, subject to Section 7.15 hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to Section 7.15 hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

                  None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

7.7      ACTIONS BY HOLDERS

                  No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

7.8      RELIANCE UPON DECLARATIONS

                  The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Agreement.


7.9      EVIDENCE AND AUTHORITY TO TRUSTEE

                  The Company, Holdco, Parentco and/or Amdocs shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Company, Holdco, Parentco and/or Amdocs or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Company, Holdco, Parentco and/or Amdocs forthwith if and when:

         (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Company, Holdco, Parentco and/or Amdocs written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

                  Such evidence shall consist of an Officer's Certificate of the Company, Holdco, Parentco and/or Amdocs or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

                  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or, the taking of any other action to be taken by the Trustee at the request or on the application of the Company, Holdco, Parentco and/or Amdocs, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company, Holdco, Parentco and/or Amdocs it shall be in the form of an Officer's Certificate or a statutory declaration.

                  Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

         (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question:

         (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10     EXPERTS, ADVISERS AND AGENTS

                  The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Company and/or Amdocs or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11     INVESTMENT OF MONEYS HELD BY TRUSTEE

                  Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Company. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12     TRUSTEE NOT REQUIRED TO GIVE SECURITY

                  The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.


7.13     TRUSTEE NOT BOUND TO ACT ON COMPANY'S REQUEST

                  Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Company, Holdco, Parentco and/or Amdocs or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14     AUTHORITY TO CARRY ON BUSINESS

                  The Trustee represents to the Company, Holdco, Parentco and Amdocs that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in all the provinces of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15     CONFLICTING CLAIMS

                  If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

         (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

                  If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

7.16     ACCEPTANCE OF TRUST

                  The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

                                    ARTICLE 8

                                  COMPENSATION

8.1      FEES AND EXPENSES OF THE TRUSTEE

                  The Company shall pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that the Company shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or willful misconduct.

                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1      INDEMNIFICATION OF THE TRUSTEE

                  The Company shall indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Amdocs or the Company pursuant hereto. In no case shall the Company be liable under this indemnity for any claim against any of the Indemnified Parties unless the Company shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Company shall be entitled to participate at its own expense in the defense and, if the Company so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Company, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and Amdocs or the Company and the Trustee shall have been advised by counsel acceptable to the Company that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Amdocs or the Company and that an actual or potential conflict of interest exists (in which case the Company shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

9.2      LIMITATION OF LIABILITY

                  The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE

10.1     RESIGNATION

                  The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Amdocs and the Company specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Amdocs and the Company otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Amdocs and the Company shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Court upon application of one or more of the parties hereto.


10.2     REMOVAL

                  The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 30 days' prior notice by written instrument executed by Amdocs and the Company, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3     SUCCESSOR TRUSTEE

                  Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Amdocs, Parentco, Holdco and the Company and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of Amdocs, Parentco, Holdco and the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Amdocs, Parentco, Holdco, the Company and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4     NOTICE OF SUCCESSOR TRUSTEE

                  Upon acceptance of appointment by a successor trustee as provided herein, Amdocs and the Company shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Amdocs or the Company shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                                   ARTICLE 11
                                AMDOCS SUCCESSORS

11.1     CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

                  Amdocs, directly or indirectly, shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:


         (a) such other person or continuing corporation (herein called the "Amdocs Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are reasonably satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Amdocs Successor of Amdocs' liability for all moneys payable and property deliverable by Amdocs hereunder and the covenant of such Amdocs Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Amdocs under this Agreement; and

         (b) such transaction shall, to the reasonable satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms so as to substantially preserve and not to impair in any material respect any of the rights, interests, duties, powers and authorities of the Trustee or of the Holders hereunder.

11.2     VESTING OF POWERS IN SUCCESSOR

                  Whenever the conditions of Section 11.1 hereof have been duly observed and performed, the Amdocs Successor and the parties hereto, if required by Section 11.1 hereof, shall execute and deliver the supplemental agreement provided for in Section 12.5 hereof and thereupon Amdocs Successor shall possess and from time to time may exercise each and every right and power of Amdocs under this Agreement in the name of Amdocs or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Amdocs or any officers of Amdocs may be done and performed with like force and effect by the directors or officers of such Amdocs Successor.

11.3     WHOLLY-OWNED SUBSIDIARIES

                  Nothing herein shall be construed as preventing the amalgamation, merger or other combination of any wholly-owned direct or indirect subsidiary of Amdocs with or into Amdocs or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Amdocs provided that all of the assets of such subsidiary are transferred to Amdocs or another wholly-owned subsidiary of Amdocs, and any such transactions are expressly permitted by this
Article 11.


                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1     AMENDMENTS, MODIFICATIONS, ETC.

                  This Agreement may not be amended or modified except by an agreement in writing executed by the Company, Amdocs, Parentco, Holdco and the Trustee and approved by the Holders in accordance with Section 10.2 of the Exchangeable Share Provisions.

12.2     ADMINISTRATIVE AMENDMENTS

                  Notwithstanding the provisions of Section 12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties hereto for the protection of the Holders hereunder provided that the Board of Directors of each of the Company and Amdocs shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Holders;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Amdocs and Company and in the good faith opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the good faith opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

         (c) making such changes or corrections which, on the advice of counsel to the Company, Amdocs and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors of each of the Company and Amdocs shall be of the good faith opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

12.3     MEETING TO CONSIDER AMENDMENTS

                  The Company, at the request of Amdocs, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Holders may also approve any proposed amendment or modification by written consent of Holders holding not less than the minimum number of Exchangeable Shares that would be necessary to authorize or take such action at a meeting of Holders called for such purpose. Any such meeting or meetings shall be called and held, or written consent given shall be given in accordance with the by-laws of the Company, the Exchangeable Share Provisions and all applicable laws.

12.4     CHANGES IN CAPITAL OF AMDOCS AND THE COMPANY

                  At all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement or otherwise, as a result of which either Amdocs Ordinary Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Amdocs Ordinary Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5     EXECUTION OF SUPPLEMENTAL AGREEMENTS

                  No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Company, Amdocs, Parentco, Holdco and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of Amdocs Successors to Amdocs and the covenants of and obligations assumed by each such Amdocs Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

         (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Amdocs, Parentco, Holdco, the Company, the Trustee or this Agreement; and

         (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1     TERM

                  The Trust created by this Agreement shall continue until the earliest to occur of the following events:

         (a) no outstanding Exchangeable Shares are held by a Holder (other than Amdocs and its Affiliates);

         (b) each of the Company and Amdocs elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 10.2 of the Exchangeable Share Provisions; and

         (c)      21 years from the date of this Agreement.

13.2     SURVIVAL OF AGREEMENT

                  This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

                                   ARTICLE 14
                                     GENERAL

14.1     SEVERABILITY

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.


14.2     INUREMENT

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the holders of the Exchangeable Shares and their respective successors and permitted assigns, as well as to their respective heirs, executors, trustees, administrators and other personal representatives.

14.3     NOTICES TO PARTIES

                  All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by overnight courier service, transmitted by facsimile or mailed by registered or certified mail, postage prepaid to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         (a)      if to Amdocs, Parentco or Holdco to:

                           c/o Amdocs Management Limited
                           Grand Buildings

                           1-3 Strand
                           London WCZN5EJ
                           Facsimile No.: 44-171-930-2321

                  with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard
                             & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Attention:  Robert A. Schwed
                           Facsimile No.: (212) 841-5725

         (b)      if to the Company to:

                           Solect Technology Group Inc.
                           55 University Avenue
                           Toronto, Ontario  M5J 2H7
                           Attention: President
                           Facsimile No.: (416) 216-6351


                  with a copy to:

                           Fasken Martineau DuMoulin LLP
                           Toronto Dominion Centre
                           Toronto Dominion Bank Tower
                           Suite 3600
                           Toronto Ontario
                           M5K 1N6
                           Attention: Constance L. Sugiyama
                           Facsimile:  (416) 364-7813

                  and to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Suite 1820 North Tower
                           Royal Bank Plaza
                           Toronto, Ontario
                           M5J 254
                           Attention: Christopher W. Morgan
                           Facsimile: (416) 322-0088
                  and to:

                           Reboul, MacMurray, Hewitt, Maynard
                             & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Attention:  Robert A. Schwed
                           Facsimile No.: (212) 841-5725


         (c)      if to the Trustee to:

                           The Trust Company of Bank of Montreal
                           Suite 5104
                           1 First Canadian Place
                           Toronto, Ontrio
                           M5X 1A1
                           Attention:  Senior Trust Officer
                           Fax: (416) 867-6264



                  Any notice or other communication given in accordance herewith shall be deemed to have been given and received upon receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4     NOTICE OF HOLDERS

                  Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Company from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5     RISK OF PAYMENTS BY POST

                  Whenever payments are to be made or documents are to be sent to any Holder by the Trustee or by the Company, or by such Holder to the Trustee or to Amdocs or the Company, the making of such payment or sending of such document sent through the post shall be at the risk of the Company, in the case of payments made or documents sent by the Trustee or the Company, and the Holder, in the case of payments made or documents sent by the Holder.

14.6     COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7     JURISDICTION

                  This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.8     ATTORNMENT

                  Each of Amdocs, Parentco, Holdco and the Company agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and each such party (other than the Company) hereby appoints the Company at its registered office in the Province of Ontario as such party's attorney for service of process.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                               AMDOCS LIMITED



                                               By:  /s/  THOMAS G. O'BRIEN
                                                  -------------------------
                                                    Name: Thomas G. O'Brien
                                                    Title:



                                               AMDOCS (DENMARK) APS.



                                               By:  /s/  THOMAS G. O'BRIEN
                                                  -------------------------
                                                    Name: Thomas G. O'Brien
                                                    Title:



                                               AMDOCS HOLDINGS ULC



                                               By:  /s/  THOMAS G. O'BRIEN
                                                  -------------------------
                                                    Name: Thomas G. O'Brien
                                                    Title:

                                              SOLECT TECHNOLOGY GROUP INC.



                                              By: /s/ PAUL ATKINSON
                                                  -------------------------
                                                   Name: Paul Atkinson
                                                   Title:



                                              THE TRUST COMPANY OF BANK OF
                                              MONTREAL



                                              By: /s/ LIONEL PETERS
                                                  -------------------------
                                                   Name:  Lionel Peters
                                                   Title: Trust Officer